UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2009
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In February 2009, Brightpoint, Inc. (the “Company”) announced the acceleration of the expiration of the Shareholder Rights Agreement (commonly known as a “poison pill”) between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated February 20, 1997, as amended (the “Rights Agreement”), to February 27, 2009.
     In accordance with the expiration of the Rights Agreement, on May 15, 2009, the Company made a ministerial conforming amendment to its Articles of Incorporation solely to delete Section 5.06 regarding the terms of Series A Participating Cumulative Preferred Stock, which terms were designated in connection with the Rights Plan.
     A copy of the Amended and Restated Articles of Incorporation is attached to this Form 8-K as Exhibit 3.1, and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibit 3.1 — Amended and Restated Articles of Incorporation of Brightpoint, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President and General Counsel

Date: May 21, 2009

2